Exhibit 99.(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our reports dated April 12, 2016 relating to the statements of assets and liabilities, including the schedule of investment, of NorthStar Real Estate Capital Income Master Fund and the statements of assets and liabilities of NorthStar Real Estate Capital Income Fund-T, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

April 15, 2016

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us